

2015

4th Quarter Report

FIRST GUARANTY BANCSHARES, INC.

www.fgb.net

A Message to Our Shareholders

Dear Shareholders,

2015 was a year of strong progress by First Guaranty Bancshares, Inc. Strong progress was made toward our goal of a fortress balance sheet. Strong progress was made toward enhanced shareholder value. Strong progress was made toward our goals of consistent, growing income. Strong progress was made toward improved asset quality. Strong progress was made toward removing the detrimental effect of certain "legacy" loans made in the period of 2003 – 2007. Strong progress was made toward enhancing the role of First Guaranty Bancshares, Inc. in our communities.

First Guaranty Bancshares, Inc. ended 2015 with total common equity of $118.2 million compared to $100.1 million as of December 31, 2014. This increase in common equity was the result of the capital raise in the net amount of $9.3 million in November 2015 and an increase of $8.5 million in retained earnings. Shareholder value increased in 2015 as $0.16 per share dividends were paid for each of the four quarters of 2015, unadjusted for the stock dividend. This brought First Guaranty Bancshares, Inc.'s consecutive string of dividends to 90 consecutive quarters. Since 1993, First Guaranty Bancshares, Inc. has paid a total of $56.8 million in common dividends to shareholders. Shareholder value was further enhanced when a 10% stock dividend was declared and awarded in December 2015 resulting in shareholders receiving a 10% increase in the amount of cash dividends paid on December 31, 2015. Even after the 10% stock dividend, the book value per share for First Guaranty Bancshares, Inc. was $15.54 as of December 31, 2015 compared to $14.47 as of December 31, 2014 and $12.13 as of December 31, 2013.

Earnings for the year sharply increased as net income available to common shareholders increased to $14.1 million for the year ending December 31, 2015 from $10.8 million for the year ending December 31, 2014. This represented an increase, year over year, of 30%. Return on average assets for the year ending December 31, 2015 was 0.97% compared to 0.77% for the year ending December 31, 2014. Likewise, return on average common equity was 12.98% for the year ending December 31, 2015 compared to 11.40% for the year ending December 31, 2014.

After peaking at $861 million in early December 2015, the loan portfolio ended the year at $841.6 million as of December 31, 2015 which represents a $51 million growth from the level of $790.3 million as of December 31, 2014. We continued our strategy of transitioning assets from securities into higher yielding loans. This resulted in an increase in net interest margin and increased earnings without requiring an increase in assets.

2015 was a year of strong progress by First Guaranty Bancshares, Inc. It is our goal for 2016 to continue this strong progress. We aim to continue to strengthen our fortress balance sheet. We aim to continue to enhance our shareholder value. We aim to continue to increase our income. We aim to continue to increase our participation and our presence in our communities.

It is our aim that at the end of 2016, First Guaranty Bancshares, Inc. will be a stronger, safer and more profitable Bank.

Sincerely,

Alton B. Lewis
President /Chief Executive Officer
First Guaranty Bancshares, Inc.

NASDAQ Symbol: FGBI

We're Social

Consolidated Statements of Condition
(in thousands, except share data)

	December 31, 2015 (unaudited)	December 31, 2014
Assets		
Cash and cash equivalents:		
Cash and due from banks	**$36,690**	$44,365
Federal funds sold	**582**	210
Cash and cash equivalents	**37,272**	44,575
Interest-earning time deposits with banks	**997**	10,247
Investment securities:		
Available for sale, at fair value	**376,369**	499,808
Held to maturity, at cost (estimated fair value of $168,148 and $139,688, respectively)	**169,752**	141,795
Investment securities	**546,121**	641,603
Federal Home Loan Bank stock, at cost	**935**	1,621
Loans, net of unearned income	**841,583**	790,321
Less: allowance for loan losses	**9,415**	9,105
Net loans	**832,168**	781,216
Premises and equipment, net	**22,019**	19,211
Goodwill	**1,999**	1,999
Intangible assets, net	**1,394**	1,733
Other real estate, net	**1,577**	2,198
Accrued interest receivable	**6,015**	6,384
Other assets	**9,256**	8,089
Total Assets	**$1,459,753**	$1,518,876
Liabilities and Shareholders' Equity		
Deposits:		
Noninterest-bearing demand	**$213,203**	$207,969
Interest-bearing demand	**409,209**	432,294
Savings	**81,448**	74,550
Time	**592,010**	657,026
Total deposits	**1,295,870**	1,371,839
Short-term borrowings	**1,800**	1,800
Accrued interest payable	**1,707**	1,997
Long-term borrowings	**25,824**	1,455
Junior subordinated debentures	**14,597**	-
Other liabilities	**1,731**	2,202
Total Liabilities	**1,341,529**	1,379,293
Shareholders' Equity		
Preferred stock:		
Series C - $1,000 par value - authorized 39,435 shares; issued and outstanding 0 and 39,435 shares	**-**	39,435
Common stock:[1]		
$1 par value - authorized 100,600,000 shares; issued 7,609,194 and 6,923,206 shares	**7,609**	6,923
Surplus	**61,584**	51,646
Treasury stock, at cost, 0 and 3,184 shares	**-**	(54)
Retained earnings	**49,932**	41,392
Accumulated other comprehensive income (loss)	**(901)**	241
Total Shareholders' Equity	**118,224**	139,583
Total Liabilities and Shareholders' Equity	**$1,459,753**	$1,518,876

[1] *2014 and 2015 share amounts reflect the ten percent stock dividend paid December 17, 2015 to shareholders of record as of December 10, 2015*

Consolidated Statements of Income

(in thousands, except share, per share data and percentages)

	For the Three-Month Periods Ended December 31, 2015	2014
	(unaudited)	
Interest Income:		
Loans (including fees)	$10,856	$10,568
Deposits with other banks	16	18
Securities (including FHLB stock)	3,215	3,361
Total Interest Income	14,087	13,947
Interest Expense:		
Demand deposits	367	308
Savings deposits	12	9
Time deposits	1,616	1,868
Borrowings	61	39
Total Interest Expense	2,056	2,224
Net Interest Income	12,031	11,723
Provision for loan losses	986	908
Net Interest Income after Provision for Loan Losses	11,045	10,815
Noninterest Income:		
Service charges, commissions and fees	690	713
ATM and debit card fees	452	424
Net gains (loss) on securities	128	(5)
Net gains (loss) on sale of loans	-	(6)
Other	115	328
Total Noninterest Income	1,385	1,454
Noninterest Expense:		
Salaries and employee benefits	3,749	4,103
Occupancy and equipment expense	924	933
Other	3,038	3,189
Total Noninterest Expense	7,711	8,225
Income Before Income Taxes	4,719	4,044
Less: Provision for income taxes	1,349	1,246
Net Income	$3,370	$2,798
Preferred stock dividends	(89)	(99)
Income Available to Common Shareholders	$3,281	$2,699
Per Common Share:[1]		
Earnings	$0.45	$0.39
Cash dividends paid	$0.16	$0.15
Weighted Average Common Shares Outstanding	7,292,349	6,920,022
Return on Average Assets	0.93%	0.76%
Return on Average Common Equity	11.34%	10.74%

[1] *2014 and 2015 share amounts reflect the ten percent stock dividend paid December 17, 2015 to shareholders of record as of December 10, 2015*

Consolidated Statements of Income

(in thousands, except share, per share data and percentages)

	For the Twelve-Month Periods Ended December 31, 2015 (unaudited)	2014
Interest Income:		
Loans (including fees)	$42,536	$39,787
Deposits with other banks	72	115
Securities (including FHLB stock)	13,471	13,395
Total Interest Income	56,079	53,297
Interest Expense:		
Demand deposits	1,419	1,312
Savings deposits	38	33
Time deposits	6,985	7,716
Borrowings	166	141
Total Interest Expense	8,608	9,202
Net Interest Income	47,471	44,095
Provision for loan losses	3,864	1,962
Net Interest Income after Provision for Loan Losses	43,607	42,133
Noninterest Income:		
Service charges, commissions and fees	2,736	2,767
ATM and debit card fees	1,779	1,671
Net gains on securities	3,300	295
Net gains (loss) on sale of loans	4	(12)
Other	1,137	1,456
Total Noninterest Income	8,956	6,177
Noninterest Expense:		
Salaries and employee benefits	15,496	15,840
Occupancy and equipment expense	3,845	3,928
Other	11,754	11,826
Total Noninterest Expense	31,095	31,594
Income Before Income Taxes	21,468	16,716
Less: Provision for income taxes	6,963	5,492
Net Income	$14,505	$11,224
Preferred stock dividends	(384)	(394)
Income Available to Common Shareholders	$14,121	$10,830
Per Common Share: [1]		
Earnings	$2.01	$1.57
Cash dividends paid	$0.60	$0.58
Book Value Per Common Share	$15.54	$14.47
Weighted Average Common Shares Outstanding	7,013,869	6,920,022
Return on Average Assets	0.97 %	0.77 %
Return on Average Common Equity	12.98 %	11.40 %

[1] 2014 and 2015 share amounts reflect the ten percent stock dividend paid December 17, 2015 to shareholders of record as of December 10, 2015

Bank Officers

Executive Officers

Alton B. Lewis, Jr.*
President and CEO
Guaranty Square

Eric J. Dosch*
Chief Financial Officer
Guaranty Square

Senior Vice Presidents

Michael R. Cross
Chief Lending Officer

Glenn A. Duhon, Sr.
Regional Manager
Abbeville

Michael F. Lofaso
Regional Manager
Ponchatoula

J. Richard Stark
Operations

Christy L. Wells
Regional Manager
Hammond

Vice Presidents

Edward P. Bertoniere
Thomas F. Brothers
Cheryl Q. Brumfield
Kimberly D. Camaille
Robert E. Doucette, CIO
Colleen B. Ebarb
Ronald W. Edmonds
Denise D. Fletcher
Ronald R. Foshee
Adam J. Johnston
Mikki M. Kelley
Bernadette Z. Kemp
Ronald C. Pittman
Scott B. Schilling
Desiree B. Simmons
Evan M. Singer, BSA Officer
Randy S. Vicknair, Chief Credit Officer

Controller

Eric M. Fuller

Assistant Vice Presidents

James M. Baxter
Lance S. Davis
Teri L. Duncan
Harrison P. Gill
Joyce N. Glass
Ludrick P. Hidalgo
Shirley P. Jones
Michael D. Knighten
Christopher W. McGhee
Robert M. Mizell
Michael A. Mosbey
D. Lynn Talley
Kristina E. Terry

Officers

Rebecca G. Brown
Lauryn H. Coburn
Vanessa R. Drew
Jeannette N. Ernst
V. Diane Patterson
Kristin M. Williams
Craig E. Scelfo

*Officers of First Guaranty Bancshares, Inc. and First Guaranty Bank.

Banking Center Locations

Full-Service Banking Centers

South Louisiana

Abbeville Banking Center
Amite Banking Center
Denham Springs
  Banking Center
Greensburg Banking Center
Hammond Banking Centers:
  First Guaranty Square
  Guaranty West
Independence Banking Center
Jennings Banking Center
Kentwood Banking Center:
  Kentwood
  Kentwood West
Montpelier Banking Center
Ponchatoula Banking Centers:
  Ponchatoula
  Berryland
Walker Banking Center
Watson Banking Center

North Louisiana

Benton Banking Center
Dubach Banking Center
Haynesville Banking Center
Homer Banking Center
Oil City Banking Center
Vivian Banking Center

Service24 ATM Locations

North Louisiana

Benton
  189 Burt Boulevard
Dubach
  117 East Hico Street
Haynesville
  10065 Highway 79
Homer
  401 North 2nd Street
  (Homer Memorial Hospital)
Oil City
  126 South Highway 1
Vivian
  102 East Louisiana Ave.

Service24 ATM Locations

South Louisiana

Abbeville
  799 West Summers Drive
Amite
  100 East Oak Street
  1014 West Oak Street
Denham Springs
  2231 South Range Avenue
Hammond
  1201 West University Avenue
  2111West Thomas Street
  400 East Thomas Street
  4 Medical Center Drive
  (North Oaks Medical Center)
  1900 S. Morrison Boulevard
  (North Oaks Rehabilitation Center)
Greensburg
  6151 Highway 10
Independence
  455 West Railroad Ave.
Jennings
  500 North Cary
Kentwood
  723 Avenue G
Livingston
  17199 Spring Ranch Road
  (Livingston Parish Medical Ctr.)
Loranger
  19518 Hwy 40
Montpelier
  35651 Highway 16
Ponchatoula
  105 Berryland
  195 North 6th Street
  500 West Pine Street (coming soon)
Robert
  22628 Highway 190
Walker
  29815 Walker Rd. S
Watson
  33818 Highway 16

FIRST GUARANTY BANCSHARES, INC.
Committed To Customer Satisfaction

FIRST GUARANTY BANCSHARES, INC.

Post Office Box 2009
Hammond, Louisiana 70404-2009